Exhibit 10.15

NETSUITE STRATEGIC RESELLER PROGRAM

DEVELOPMENT FUND AGREEMENT

This NetSuite Strategic Reseller Program Development Fund Agreement (the “Agreement”), effective as of the Effective Date, is entered into by and between NetSuite, Inc., a California corporation, having offices at 2955 Campus Drive, Suite 100, San Mateo, CA 94403-2511, United States (“NetSuite”) and NetSuite Kabushiki Kaisha, a Japanese corporation, (“NetSuite KK”), on the one hand, and Transcosmos, Inc. a company incorporated in Japan, having a principal place of business at 3-25-18, Shibuya, Shibuya-ku, Tokyo, Japan 150-8530 (“Transcosmos”), on the other hand (each a “Party,” collectively the “Parties”).

RECITALS

A. NetSuite has developed and hosts a suite of software products that includes enterprise resource planning, customer relationship management, E-commerce, employee management, and collaboration capabilities, and is in the business of making such products available, as an application service provider, for use by customers that access such products over the Internet.

B. NetSuite has created NetSuite KK with exclusive rights to market, promote, and distribute certain NetSuite product and services localized for the Japanese market, and desires that NetSuite KK develop and create a network of resellers, including Strategic Resellers (as defined below), to resell the localized NetSuite products and services in Japan.

C. NetSuite seeks to finance certain engineering and development work related to the localization and other development of the NetSuite products and service through a pooling of capital (the “Development Fund”) contributed by strategic resellers that desire to resell NetSuite products and services in Japan and that are taking equity positions in NetSuite KK (each, a “Strategic Reseller”).

D. As part of the strategic reseller program, Strategic Resellers that contribute to the Development Fund, and that become equity holders in NetSuite KK, are being granted certain preferred pricing terms with respect to the distribution of NetSuite products and services in Japan, such terms identified as “most favored pricing” in the particular Strategic Reseller’s written distribution agreement with NetSuite KK (each, a “Distribution Agreement”).

E. Transcosmos desires to become an equity-sharing, preferred reseller of NetSuite KK and will contribute to the Development Fund according to the terms and conditions herein. Additionally, other Strategic Resellers that desire to become an equity-sharing, preferred reseller of NetSuite KK will also contribute to the Development Fund pursuant to a separate development fund agreement between NetSuite and NetSuite KK, on the one hand, and the Strategic Reseller, on the other hand, that contains terms and conditions that are substantially the same as those set forth in this Agreement (each, a “Development Fund Agreement”).

F. Concurrently with this Agreement, Transcosmos will enter into a Distribution Agreement under which Transcosmos will market and sell NetSuite’s products and services in Japan and a “Share Purchase Agreement” by which it will subscribe to a certain amount of the common stock of NetSuite KK (the “Share Purchase Agreement”). After the Effective Date, each additional Strategic Reseller that NetSuite and NetSuite KK desire to include in the Development Fund will enter into a Development Fund Agreement with NetSuite and NetSuite KK concurrently with becoming a party to the Share Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Parties hereby agree as follows:

1. DEFINITIONS

1.1 “Terms from the Distribution Agreement. All terms defined in the distribution agreement between NetSuite and NetSuite KK shall have the same meaning when used in this Agreement, unless expressly indicated to the contrary.

1.2 “Development Fund Contribution” shall mean, with respect to a particular Strategic Reseller, the Strategic Reseller’s contribution to the Development Fund as set forth in the its Development Fund Agreement.

1.3 “Effective Date” means the “Closing Date” as defined in that certain “NetSuite KK Strategic Reseller Share Purchase Agreement,” signed by and between NetSuite and Transcosmos on March 8, 2006.

1.4 “Project Manager” shall have the meaning set forth in Section 3.1.

1.5 “Work Plan” shall mean the work plan set forth in Exhibit 1.5 of this Agreement, as such Exhibit may be updated from time to time by mutual written agreement of the Parties. For clarity, the Work Plan under each Development Fund Agreement with other Strategic Resellers may be different than the Work Plan in this Agreement, but will contain at least the tasks set forth in the Work Plan under this Agreement.

1.6 “Work Product” shall have the meaning set forth in Section 6.1.

2. CONSTRUCTION

2.1 For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders.

2.2 Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in the construction or interpretation of this Agreement.

2.3 As used in this Agreement, the words “include” and “including” and variations thereof will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

2.4 Except as otherwise indicated, all references in this Agreement to “Articles,” “Schedules,” “Sections” and “Exhibits” are intended to refer to Articles, Schedules, Sections and Exhibits to this Agreement.

2.5 The headings in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement.

3. DEVELOPMENT PROJECT MANAGEMENT

3.1 Project Managers. Each Party shall designate in writing a project manager (“Project Manager”) who shall serve as the primary point of communication and coordination with the other Party in connection with this Agreement. The initial Project Manager for NetSuite will be Craig Sullivan. Each Party has the right to change its Project Manager by providing written notice of the change to the other Party.

3.2 Development. NetSuite shall use commercially reasonable efforts during the term of this Agreement to localize the Product for the Territory and to otherwise develop the Product suitable for customers in the Territory in accordance with the Work Plan. NetSuite shall consider in good faith any product features reasonably suggested by Transcosmos and use reasonable commercial efforts to implement such features in the Product as agreed by NetSuite. Transcosmos shall provide NetSuite with reasonable cooperation, assistance and information with respect to the development. The Work Plan may be modified from time to time by the written agreement of the Parties. Subject to the foregoing, NetSuite shall have sole control, and final decision making authority, with regard to all work and results under this Agreement and the Work Plan. No Work Product (as defined below) developed by NetSuite pursuant to the Work Plan will be delivered to any individual Strategic Reseller. Rather the Work Product is being developed to enable NetSuite to make the Localized Product available in the Territory as an application service provider, including under the Strategic Reseller’s applicable Distribution Agreement and through other resellers.

3.3 Reporting; Meetings. NetSuite will keep Transcosmos informed of the progress of the work under the Work Plan, and the respective Project Managers will cooperate to schedule meetings at least quarterly at mutually agreeable times. Such meetings may involve without limitation discussions of progress of the work under the Work Plan, possible changes to the Product and the Work Plan, and other matters reasonably identified by either Party. Such meetings and discussions shall be for information purposes only and shall not be binding upon either Party.

4. DEVELOPMENT FUND CONTRIBUTIONS

4.1 Development Fund Contributions. Within five (5) days after the Effective Date, Transcosmos shall pay to NetSuite the amount identified on Schedule A. Each additional Strategic Reseller’s contribution to the Development Fund shall be similarly identified in the applicable Development Fund Agreement. Unless otherwise agreed by the Parties, all Development Fund Contributions shall be paid contemporaneously with the common stock subscription payment made by the particular Strategic Reseller pursuant to its applicable Share Purchase Agreement (the “Share Subscription Amount”). Notwithstanding anything to the contrary, nothing shall prevent NetSuite or

NetSuite KK from adding additional Strategic Resellers to the Development Fund at any time, and additions shall be effective upon signature by NetSuite and the Strategic Reseller of the Development Fund Agreement between such parties, without the requirement for signature from any other Strategic Reseller.

4.2 Determining Amount of Development Fund Contribution. In each case, the Development Fund Contribution made by a Strategic Reseller shall be equal to two hundred percent (200%) of the Subscription Amount paid by that Strategic Reseller under the Share Purchase Agreement.

4.3 Exception; Financial Investors. Transcosmos acknowledges that NetSuite KK may raise financing through one or more institutional investors. Such institutional investors will not distribute NetSuite Product. Notwithstanding anything to the contrary, Transcosmos agrees that NetSuite KK has the right to appoint resellers for marketing and sale of the Product in the Territory, whether or not the resellers are Strategic Resellers under this Agreement, subject only to the “most favored pricing” terms in the Distribution Agreement between NetSuite KK and the particular Strategic Reseller.

4.4 Non-Refundable. All Development Fund Contributions are non-refundable and non-creditable, including in the event of any termination or expiration of this Agreement and any applicable Distribution Agreements.

4.5 Payment Terms. All payments shall be made to NetSuite in U.S. dollars by bank wire transfer in immediately available funds to an account designated NetSuite.

4.6 Taxes and Government Charges. Withholding taxes, if any, levied on the amounts payable to NetSuite pursuant to this Agreement and required to be withheld from such payments may be withheld and paid by Strategic Reseller to the appropriate tax authorities, and the amounts payable to NetSuite shall be subject to deductions of amounts equivalent to such withholding taxes. In cases other than withholding taxes referred to above, including but not limited to any excise, sales, use, value added, withholding, or similar taxes, customs duties, tariffs or other government fees imposed by any Japan taxing authority on or with respect to this Agreement (but specifically excluding income or business taxes (if any) that be owned by NetSuite), shall be paid by Strategic Reseller. Strategic Reseller shall cooperate with NetSuite to reduce the withholding tax rate to the lowest legal rate applicable under any applicable tax treaty; provided however, that Strategic Reseller shall not be responsible for any such tax, if any, required by the government of Japan on the amounts payable to NetSuite pursuant to this Agreement as a result of any failure by NetSuite to provide any documentation necessary for NetSuite to qualify for exemption from withholding tax under any applicable tax treaty. Upon request of NetSuite, after each such tax payment, the official tax receipts or other evidence issued by the tax authorities concerned shall be forwarded to NetSuite. Strategic Reseller shall provide reasonable assistance to NetSuite in obtaining documents necessary for NetSuite to obtain credits for any taxes which are withheld.

5. WARRANTIES AND DISCLAIMERS

5.1 Mutual. Each Party represents and warrants to the other that: (i) it has the right and power to enter into this Agreement and to fulfill its obligations, and make the disclosures that it has made, hereunder; (ii) entering into, and performance of its obligations under, this Agreement does not and will not violate, and is not inconsistent with, any agreements between such Party and any third parties or any applicable laws or regulations; and (iii) it shall comply with the requirements of any and all applicable federal, state, local, and other laws, regulations, rules and orders of any governmental body having jurisdiction over such Party or the activities of such Party contemplated by this Agreement.

5.2 By NetSuite and NetSuite KK. NetSuite and NetSuite KK represent and warrant to Transcosmos that each Strategic Reseller that desires to resell NetSuite products and services in Japan, and that are taking equity positions in NetSuite KK, shall enter into a Development Fund Agreement with NetSuite and NetSuite KK that contains terms and conditions that are substantially the same as those set forth in this Agreement. For clarity, this representation and warranty does not apply with respect to financial investors as contemplated in Section 4.3 above. This representation and warranty also does not apply with respect to resellers that are not taking an equity position in NetSuite KK.

5.3 Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5.1 ABOVE, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THIS AGREEMENT, EXPRESS, STATUTORY, IMPLIED, OR OTHERWISE, INCLUDING WITH RESPECT TO THE PRODUCT, AND EACH PARTY HEREBY DISCLAIMS AND EXCLUDES ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. NETSUITE DOES NOT REPRESENT OR WARRANT THAT THE PRODUCT, OR THE WEB SITE OR FACILITIES USED TO PROVIDE THE PRODUCT, WILL BE ERROR FREE OR SECURE.

5.4 Disclaimers and Limitations of Liability.

EXCEPT FOR A BREACH OF CONFIDENTIALITY OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOST PROFITS OR REVENUE, COST OF SUBSTITUTE GOODS OR SERVICES, OR ANY SPECIAL, CONSEQUENTIAL, RELIANCE, INCIDENTAL, EXEMPLARY, OR PUNITIVE DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE.

EXCEPT FOR ANY UNAUTHORIZED USE OR EXPLOITATION BY A PARTY OF THE OTHER PARTY’S INTELLECTUAL PROPERTY OR A FAILURE TO COMPLY WITH CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, WITH RESPECT TO EACH RESELLER UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER OF NETSUITE’S OR THE RESELLER’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY THE PARTICULAR RESELLER TO NETSUITE UNDER THIS AGREEMENT.

NETSUITE SHALL HAVE NO LIABILITY OR RESPONSIBILITY FOR ANY FAILURE TO COMPLETE DEVELOPMENT IF NETSUITE USED ITS COMMERCIALLY REASONABLE EFFORTS TO PERFORM THE DEVELOPMENT TO THE EXTENT REQUIRED IN THIS AGREEMENT.

THE FOREGOING LIMITATIONS SHALL APPLY REGARDLESS OF WHETHER EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN.

6. INTELLECTUAL PROPERTY.

6.1 Ownership. NetSuite shall exclusively own all right, title and interest in and to all inventions, works of authorship, methods, documents, and other technology, data, information and subject matter generated, conceived, created or invented by or under authority of NetSuite or its Affiliates, whether solely or jointly with Transcosmos or its Affiliates, and all other improvements, updates, enhancements and modifications of the Localized Product and Documentation that are conceived or created, in connection with this Agreement, the Distribution Agreement, or the Localized Product and all patents, trade secrets, copyrights, and other intellectual property and proprietary rights concerning any of the foregoing in all countries of the world, including all applications and registrations for intellectual property (collectively the “Work Product”). With respect to any Work Product invented or created in whole or in part by Transcosmos or its Affiliates or Approved Resellers, Transcosmos and its Affiliates hereby assign, and shall assign, all right, title and interest in and to such Work Product to NetSuite. Transcosmos and its Affiliates shall, without demanding any further consideration therefor, cooperate with NetSuite and provide all assistance requested by NetSuite that is reasonably necessary, proper or advisable to carry out or make effective the foregoing, including, without limitation, executing and filing applications, registrations, powers of attorney and other appropriate documents (including confirmatory assignments), providing appropriate consents and/or authorizations, and joining in any administrative or judicial action relating to the prosecution or maintenance of any Work Product. Nothing in this Agreement shall prevent NetSuite from using any Work Product for any products or services, other than the Localized Product, including outside the Territory.

6.2 License. Transcosmos shall not acquire any right, title or interest in any Work Product by virtue of this Agreement. Transcosmos acknowledges that NetSuite and NetSuite KK desire not to receive in connection with this Agreement and/or the Distribution Agreement any information or technology related to its products, services, or business unless the information and technology can be used in any products and services, in NetSuite’s and NetSuite KK’s discretion. Accordingly, prior to disclosing any information, know-how, Confidential Information, trade secrets, or other technology to NetSuite or NetSuite KK in which Transcosmos, its Affiliate, or licensor, claims a proprietary interest that is not to be assigned to NetSuite under this Agreement or the Distribution Agreement, Transcosmos shall provide a proposal to NetSuite in writing regarding the use and other exploitation of such subject matter by NetSuite and NetSuite KK. Following receipt of such proposal, NetSuite and Transcosmos shall confer concerning the proposal and agree in writing upon the terms, if any, under which such information, know-how, Confidential Information, trade secrets, or other technology may be used. Except as agreed in writing prior to disclosure of the information, know-how, Confidential Information, trade secrets, or other technology to NetSuite and NetSuite KK, NetSuite has the non-exclusive, perpetual, non-terminable, paid-up, royalty free, worldwide right and license, with the right to grant and authorize sublicenses, to incorporate all such information, know-how, Confidential Information, trade secrets, and other technology into products and services and to make, have made, use, sell, offer to sell, import, reproduce, distribute, transmit, publicly display and perform, and otherwise exploit such products, services and derivatives thereof.

7. TERM AND TERMINATION

7.1 Term. This Agreement shall commence upon the Effective Date and continue in full force and effect until thirty six (36) months after the Effective Date, unless earlier terminated in accordance with the terms of this Agreement or extended by mutual written agreement of the Parties.

7.2 Termination for Cause. In the event of a material breach of this Agreement, the non-breaching Party shall be entitled to terminate this Agreement by written notice to the breaching Party, if such breach is not cured within thirty (30) days after written notice is given by the non-breaching Party to the breaching Party specifying the breach.

7.3 No Liability for Termination. Except as expressly required by law, in the event of termination of this Agreement by either Party in accordance with any of the provisions of this Agreement, neither Party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of NetSuite, NetSuite KK or Transcosmos.

7.4 Effect of Termination; Survival.

7.4.1 No Release. Termination or expiration of this Agreement for any reason shall not release either Party hereto from any liability which at the time of such termination or expiration has already accrued to the other Party. Without limiting the foregoing, no payment that became payable prior to termination or expiration of this Agreement shall be affected by such termination or expiration of the Agreement. Rather, such payments shall remain payable after termination or expiration in accordance with the terms and conditions of this Agreement that were in effect immediately prior to the date of termination or expiration.

7.4.2 Survival. Articles and Sections 4.4, 4.5, 4.6, 5.3, 5.4, 6, 7.3, 7.4, 7.5 and 7.6 of this Agreement, and the Sections from the Distribution Agreement between NetSuite and NetSuite KK that have been referenced in, and incorporated by reference into, Section 7.7 of this Agreement, shall survive any termination or expiration of this Agreement. All other terms and conditions of this Agreement shall terminate, and have no further force or effect, upon any termination or expiration of this Agreement.

7.5 Return of Materials. Within thirty (30) days after the effective date of termination or expiration of this Agreement, each Party shall return or destroy, at the other Party’s option, all tangible items bearing or containing the Confidential Information of such other Party and provide written certification of such destruction, except to the extent a Party retains rights with respect thereto.

7.6 Assignment. Either Party may assign this Agreement and its rights and duties hereunder to the acquirer of substantially all of the assets or stock of such Party or to its successor and affiliates in the case of a change of control as a result of a merger (including reverse triangular merger). In addition, NetSuite may assign this Agreement and all of its rights hereunder to NetSuite KK.

7.7 Miscellaneous. Articles and Sections 7.5, 10, 13, and 14 of the distribution agreement between NetSuite and NetSuite KK are hereby incorporated into this Agreement by reference and shall apply with respect to this Agreement, in the same manner as they apply with respect to the distribution agreement between NetSuite and NetSuite KK, as if fully set forth herein, except that references to NetSuite KK in such Sections shall be considered references to Transcosmos for purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the Effective Date.

NetSuite, Inc.

By:	/s/ Zachary Nelson
Name:	ZACHARY NELSON
(Typed or Printed)
Title:

Date:

NetSuite Strategic Resller Program

Development Fund Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first hereinabove written.

TRANSCOSMOS:

By:	/s/ Masataka O Koda
Name:	MASATAKA O KODA
Title:

NetSuite Strategic Reseller Program

Development Fund Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first hereinabove written.

NETSUITE KABUSHIKI KAISHA:

By:	/s/ Takahiko Higashi
Name:	TAKAHIKO HIGASHI
Title:

NetSuite Strategic Reseller Program

Development Fund Agreement

Signature Page

Schedule A

DEVELOPMENT FUND CONTRIBUTION

Transcosmos, Inc.	3-25-18, Shibuya, Shibuya-ku, Tokyo, Japan	$10,000,000

EXHIBIT 1.5

WORK PLAN

Dates are targets only.

Phase I

Version 11 Release – June 2006

•	General Product

•	Japan Edition ‘Product’ and Provisioning

•	Japanese Address Field Layout

•	Furigana (Yomi) Field on Records

•	JIS encoding in system e-mails

•	Currency Rounding Setting

•	Help Glossary Translation

Phase 2

Release Date – TBD

•	eCommerce

•	1st Credit Card Processor Integration – Partner TBD (CyberSource, GMO, PaymentOne)

•	Web Store/Site Themes for Japan

•	CRM

•	Japan-specific CRM Forms – Quotes/Orders/Etc.

•	Refinement of CRM for Japan – Workflow/Methodology

•	Fax Service Integration – Nexway (?)

•	SFA/CRM Cell Phone UI – Pending selection of 3rd Party Development Partner

•	Translated Outlook (Sales Desktop) Plug-in

•	Help & Documentation Translation

•	Field-level Help

•	Main CRM/eCommerce Help Files Only

•	Data Import Support

Phase 3

Release Date – TBD

•	eCommerce

•	1st Shipping Integration (Domestic) – Partner TBD (Sagawa, Yamato)

•	2nd Credit Card Processor Integration – Partner TBD (Cybersource, GMO, PaymentOne)

•	CRM

•	CTI Integration Support

•	Further refinement of CRM - Workflow/Methodology

•	Vertical Configuration Templates

•	SFA/CRM Cell Phone UI Enhancements

•	ERP

•	GAAP Compliance in ERP Workflow and Accounting Entries

•	Japan-specific Default Forms – Invoices/Credit Memos/Statements, Etc.

•	Financial Statement Layout

•	Tax Engine Enhancements and Reports

•	Additional Standard Reports

•	Help & Documentation Translation

•	Further CRM/eCommerce Documentation & Guides

•	Initial ERP Documentation

Phase 4

Release Date – TBD

•	eCommerce

•	2nd Shipping Integration (Domestic)

•	Additional Web Store/Site Themes (as necessary)

•	ERP

•	Financial Statement Layout

•	Standard Reports

•	Customer Statement Layout/Content

•	CRM

•	Further refinement based on customer feedback

•	Help & Documentation Translation

•	Further CRM/eCommerce Documentation & Guides

•	Initial ERP Documentation

Phase 5

Release Date – TBD

•	ERP

•	Financial Statement Layout

•	Japan GAAP Compliance Enhancements

•	Promissary Note (Tegata) Payment Method Support

•	Further refinement of ERP Workflow/Methodology

•	Additional Standard Reports

•	Japanese Payroll Offering (Partner Integration)

•	Electronic Payments / Bill Pay / Bank Integration

•	eCommerce

•	Web Store Cell Phone UI Support

•	CRM

•	Further refinement of CRM/eCommerce

•	SFA/CRM Cell Phone UI Enhancements

•	Help & Documentation Translation

•	Additional ERP & Other remaining Help Files

•	ERP PDF Guides